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Exhibit 99.1

REVOCABLE PROXY

Votes will be cast in accordance with the Proxy. Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof and after notification to the Secretary of Abington Bank at said meeting of the depositor's decision to terminate this Proxy, then the power of said attorney-in-fact or agents shall be deemed terminated and of no further force and effect.

The undersigned acknowledges receipt of a Notice of Special Meeting of Depositors, a Proxy Statement dated XXXX xx, 2004, prior to the execution of this Proxy.

Date
Signature
Signature
NOTE: Only one signature is required in the case of a joint account. Please sign name exactly as it appears on the proxy card

IMPORTANT: Please Detach, Sign and Return "ALL" proxies from "ALL" packets received in the enclosed postage paid envelope.
FAILURE TO VOTE IS EFFECTIVELY THE SAME AS A "NO" VOTE.

                            Abington Community Bancorp, Inc.
                            273 Keswick Avenue
                            Glenside, PA 19038
                            (215) xxx-xxxx
                             Stock Order and Certification Form

Deadline:  The Subscription Offering ends at 12:00 Noon, Eastern Time, on xxxxx xx, 2004. Your original Stock Order and Certification Form, properly executed and with the correct payment, must be received (not postmarked) at the address on the top of this form, or at an Abington Bank office, by the deadline, or it will be considered void. Faxes or copies of this form will not be accepted.

(1) Number of Shares	Price Per Share	(2) Total Amount Due
	x $10.00 =	$

Minimum—25 shares
Maximum—25,000 shares of common stock and no person either alone or together with associates of or persons acting in concert with such person, may purchase more than 1% of the common stock sold in the reorganization, capped at the maximum of the offering.

Method of Payment

(3)	☐	Enclosed is a check, bank draft or money order payable to Abington Community Bancorp, Inc. for $ .
(4)	☐	I authorize Abington Bank to make withdrawals from my certificate or savings account(s) (not checking accounts) shown below, and understand that the amounts will not otherwise be available for withdrawal:

Account Number(s)	Amount(s)

Total Withdrawal

There is NO penalty for early withdrawal.

(5)   Purchaser Information (check one)

a. ☐ Eligible Account Holder—Check here if you were a depositor with at least $50 on deposit with Abington Bank as of December 31, 2002. Enter information in Section 8 for all deposit accounts that you had at Abington Bank on December 31, 2002.

b. ☐ Supplemental Eligible Account Holder—Check here if you were a depositor with at least $50 on deposit with Abington Bank as of xxxx xx, 2004 but are not an Eligible Account Holder. Enter information in Section 8 for all deposit accounts that you had at Abington Bank on xxxx xx, 2004.

c. ☐ Other Depositors—Check here if you were a depositor with at least $100 on deposit with Abington Bank as of xxxx xx, 2004, but are not an Eligible Account Holder or a Supplemental Eligible Account Holder. Enter information in Section 8 for all accounts that you had at Abington Bank on xxxx xx, 2004.

d. ☐ Local Community—Natural persons residing Montgomery or Bucks County, Pennsylvania.

e. ☐ General Public—Check here if none of the above apply

(6)	☐	Check here if you are a director, officer or employee of Abington Bank or a member of such person's immediate family (same household).
(7)	☐	NASD Affiliation—see description on reverse side of this form.
(8)
Please review the preprinted account information listed below. The accounts printed below may not be all of your qualifying accounts or even your accounts as of the earliest of the three dates if you have changed names on the accounts. You should list any other accounts that you may have or had with Abington Bank in the box below. SEE THE STOCK ORDER FORM INSTRUCTIONS SHEET FOR FURTHER INFORMATION. All subscription orders are subject to the provisions of the Plan of Reorganization and Stock Issuance.

Additional Qualifying Accounts

Account Title (Names on Accounts)	Account Number

Please Note: Failure to list all of your accounts may result in the loss of part or all of your subscription rights. (additional space on back of form)

(9) Stock Registration—Please Print Legibly and Fill Out Completely

        (Note: The stock certificate and all correspondence related to this stock order will be mailed to the address provided below)

☐ Individual ☐ Joint Tenants ☐ Tenants in Common	☐ Uniform Transfer to Minors Act ☐ Uniform Gift to Minors Act ☐ Corporation	☐ Partnership ☐ Individual Retirement Account ☐ Fiduciary/Trust (Under Agreement Dated )

Name	Social Security or Tax I.D.

Name	Social Security or Tax I.D.

Mailing Address	Daytime Telephone

City State Zip Code County	Evening Telephone

Acknowledgment By signing below, I acknowledge receipt of the Prospectus dated xxxxx xx, 2004 and understand I may not change or revoke my order once it is received by Abington Community Bancorp, Inc. I also certify that this stock order is for my account and there is no agreement or understanding regarding any further sale or transfer of these shares. Applicable regulations prohibit any persons from transferring, or entering into any agreement directly or indirectly to transfer, the legal or beneficial ownership of subscription rights or the underlying securities to the account of another person. Abington Community Bancorp, Inc. will pursue any and all legal and equitable remedies in the event it becomes aware of the transfer of subscription rights and will not honor orders known by it to involve such transfer. Under penalties of perjury, I further certify that: (1) the social security number or taxpayer identification number given above is correct and (2) I am not subject to backup withholding. You must cross out this item (2) in this acknowledgement if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of under-reporting interest or dividends on your tax return. By signing below, I also acknowledge that I have not waived any rights under the Securities Exchange Act of 1933 and the Securities Exchange Act of 1934, both as amended.

Signature: THIS FORM MUST BE SIGNED AND DATED BELOW AND ON THE BACK OF THIS FORM. This order is not valid if the Stock Order and Certification Form are not both signed and properly completed. Your order will be filled in accordance with the provisions of the Plan of Reorganization and Stock Issuance as described in the Prospectus. An additional signature is required only if payment is by withdrawal from an account that requires more than one signature to withdraw funds.

Signature	Date

Signature	Date

Office Use Only	Check #
Date Rec'd /	Ck. Amt.
Batch # — Order #		Category

REVOCABLE PROXY

SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF ABINGTON BANK FOR A SPECIAL MEETING OF DEPOSITORS TO BE HELD ON XXXX XX, 2004

The undersigned depositor of Abington Bank (the "Bank"), hereby appoints the full Board of Trustees, with full powers of substitution, as attorneys-in-fact and agents for and in the name of the undersigned, to vote such votes as the undersigned may be entitled to vote at the Special Meeting of Depositors of the Bank, to be held at xxxxx,xxxxx located at xxxxxxxxxxxxxx, xxxxxxx, Pennsylvania on xxxx xx 2004, at x:xx am., Eastern time, and at any and all adjournments thereof. They are authorized to cast all votes to which the undersigned is entitled as follows:

		FOR	AGAINST
1.	To approve and adopt the Plan of Reorganization, pursuant to which Abington Bank will reorganize into the mutual holding company form of organization as a wholly owned stock-form subsidiary of a new mid-tier holding company, Abington Community Bancorp, Inc., which mid-tier holding company will be a majority owned subsidiary of the newly formed Abington Mutual Holding Company, and the transactions provided for in such Plan of Reorganization, including the adoption of amended and restated Pennsylvania stock Articles of Incorporation and Bylaws for Abington Bank.	☐	☐
2.	Such other matters as may properly come before the special meeting or any adjournment of the special meeting.
Note: The Board of Trustees is not aware of any such other business at this time.

This Proxy will be voted as directed. But if no instructions are specified, this Proxy will be voted FOR the propositions stated. If any other business is presented at the Meeting, this Proxy will be voted by a majority of the Board of Trustees in their best judgment. At the present time, the Board of Trustees knows of no other business to be presented at the Special Meeting.

Abington Community Bancorp, Inc.

Item (7) continued—NASD Affiliation (this section only applies to those individuals who meet the delineated criteria)

Check the box if you are a member of the National Association of Securities Dealers, Inc. ("NASD"), a person associated with an NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest. To comply with conditions under which an exemption from the NASD's Interpretation With Respect to Free-Riding and Withholding is available, you agree, if you have checked the NASD affiliation box: (1) not to sell, transfer or hypothecate the stock for a period of three months following the issuance and (2) to report this subscription in writing to the applicable NASD member within one day of the payment therefor.

Item (8) continued; Purchaser Information.

Account Title (Names on Accounts)	Account Number

CERTIFICATION FORM
(This Certification Form Must Be Signed In Addition to the Stock Order Form)

I ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR AN ACCOUNT AND IS NOT FEDERALLY INSURED, AND IS NOT GUARANTEED BY ABINGTON BANK OR BY THE FEDERAL GOVERNMENT.

I further certify that, before purchasing the Common Stock of Abington Community Bancorp, Inc. I received a Prospectus dated xxxx xx, 2004. The prospectus discloses the nature of the security being offered and describes the following risks involved in the investment, including:

1.
Abington Mutual Holding Company will own a majority of Abington Community Bancorp outstanding common stock and will be able to control the result of most matters put to a vote of Abington Community Bancorp shareholders

2.
Changes in market rates of interest could hurt profitability

3.
Concentration of loans

4.
Our loan portfolio includes loans with a higher risk of loss

5.
Our low return on equity may affect our stock performance

6.
We will have broad discretion over the use of proceeds from the offering

7.
Our common stock value may suffer from anti-takeover provisions that may impede potential takeovers that management opposes

8.
Our employee stock benefit plans will increase costs

9.
Our employee stock benefit plans may be dilutive

10.
The valuation is not indicative of the future price of our common stock

11.
There is no guarantee that an active trading market for our common stock will develop

12.
Strong competition within the market area

Signature	Date	Signature	Date

(Note: If shares are to be held jointly, both parties must sign)

EXECUTION OF THIS CERTIFICATION FORM WILL NOT CONSTITUTE A WAIVER OF ANY RIGHTS THAT A PURCHASER MAY HAVE UNDER THE SECURITIES ACT OF 1933 AND THE SECURITIES EXCHANGE ACT OF 1934, BOTH AS AMENDED. THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

ABINGTON COMMUNITY BANCORP, INC.

Stock Order Form Instructions

All subscription orders are subject to the provisions of the Plan of Reorganization.

Items 1 and 2—Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares ordered by the subscription price of $10.00 per share. The minimum purchase is 25 shares. The maximum purchase for any person is 25,000 shares of common stock and no person either alone or together with associates of or persons acting in concert with such person, may purchase more than 1% of the common stock sold in the reorganization to persons other than Abington Mutual Holding Company (which equals and is capped at 55,200 shares or $552,000 at the maximum of the offering range). For additional information and limits, see "The Reorganization and Stock Offering—Subscription Offering and Subscription Rights" in the Prospectus.

Item 3—Payment for shares may be made by check, bank draft or money order payable to Abington Community Bancorp, Inc. DO NOT MAIL CASH. Your funds will earn interest at the passbook rate until the Reorganization is completed.

Item 4—To pay by withdrawal from a savings account or certificate of deposit at Abington Bank, insert the account number(s) and the amount(s) you wish to withdraw from each account. If more than one signature is required for a withdrawal, all signatories must sign in the signature box on the front of this form. To withdraw from an account with checking privileges, please write a check. Abington Bank will waive any applicable penalties for early withdrawal from certificate of deposit accounts. A hold will be placed on the account(s) for the amount(s) you indicate to be withdrawn. Payments will remain in the account(s) until the stock offering closes and earn their respective rate of interest.

Item 5—Please check the appropriate box to tell us the earliest of the three dates that applies to you.

Item 6—Please check this box if you are a director, officer or employee of Abington Bank, or a member of such person's household.

Item 7—Please check this box if you have a National Association of Securities Dealers, Inc. ("NASD") affiliation (as defined on the reverse side of the Stock Order Form.)

Item 8—Please review the preprinted qualifying account number(s) information. The account number(s) listed may not be all of your account number(s). You should list any other qualifying accounts that you may have or had with Abington Bank in the box located under the heading "Additional Qualifying Accounts". These may appear on other Stock Order Forms you have received. For example, if you are ordering stock in just your name, you should list all of your deposit accounts as of the earliest of the three dates that you were a depositor. Similarly, if you are ordering stock jointly with another depositor, you should list all deposit accounts under which either of you are owners, i.e. individual accounts, joint accounts, etc. If you are ordering stock in your minor child's or grandchild's name under the Uniform Gifts to Minors Act, the minor must have had a deposit account on one of the three dates and you should list only their account number(s). If you are ordering stock through a corporation, you need to list just that corporation's deposit accounts, as your individual account(s) do not qualify. Failure to list all of your qualifying accounts may result in the loss of part or all of your subscription rights.

Item 9—The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of Abington Community Bancorp, Inc. common stock. Please complete this section as fully and accurately as possible, and be certain to supply your social security or Tax I.D. number(s) and your daytime and evening phone numbers. We will need to call you if we cannot execute your order as given. If you have any questions regarding the registration of your stock, please consult your legal advisor. Subscription rights are not transferable. If you are an eligible or supplemental eligible account holder or other member, to protect your priority over other purchasers as described in the Prospectus, you must take ownership in at least one of the account holder's names.

Please be sure to sign the certification form on the back of the stock order form

(See Reverse Side for Stock Ownership Guide)

ABINGTON COMMUNITY BANCORP, INC.

Stock Ownership Guide

Individual—The stock is to be registered in an individual's name only. You may not list beneficiaries for this ownership.

Joint Tenants—Joint tenants with rights of survivorship identifies two or more owners. When stock is held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. You may not list beneficiaries for this ownership.

Tenants in Common—Tenants in common may also identify two or more owners. When stock is to be held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common. You may not list beneficiaries for this ownership.

Uniform Gift and Transfer To Minors Acts—For residents of Pennsylvania and many states, stock may be held in the name of a custodian for the benefit of a minor under the Uniform Gifts to Minors Act. For residents in other states, stock may be held in a similar type of ownership under the Uniform Transfers to Minors Act of the individual state. For either ownership, the minor is the actual owner of the stock with the adult custodian being responsible for the investment until the child reaches legal age. Only one custodian and one minor may be designated.

Instructions: On the first name line, print the first name, middle initial and last name of the custodian, with the abbreviation "CUST" after the name. Print the first name, middle initial and last name of the minor on the second name line followed by the notation UGMA-PA or UTMA-Other State. List only the minor's social security number.

Corporation/Partnership—Corporations/Partnerships may purchase stock. Please provide the Corporation/Partnership's legal name and Tax I.D. number. To have depositor rights, the Corporation/Partnership must have an account in its legal name. Please contact the Stock Information Center to verify depositor rights and purchase limitations.

Individual Retirement Account—Individual Retirement Account ("IRA") holders may make stock purchases from their deposits through a prearranged "trustee-to-trustee" transfer. Stock may only be held in a self-directed IRA. Please contact the Stock Information Center if you have any questions about your IRA account and please do not delay in exploring this option.

Registration for IRA's:	On Name Line 1—list the name of the broker or trust department followed by CUST or TRUSTEE.
On Name Line 2—FBO (for benefit of) YOUR NAME IRA a/c # .
Address will be that of the broker / trust department to where the stock certificate will be sent.
The Social Security / Tax I.D. number(s) will be either yours or your trustees, as they direct.
Please list your phone numbers.

Fiduciary/Trust—Generally, fiduciary relationships (such as Trusts, Estates, Guardianships, etc.) are established under a form of trust agreement or pursuant to a court order. Without a legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

Instructions: On the first name line, print the first name, middle initial and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first name line. Following the name, print the fiduciary title such as trustee, executor, personal representative, etc. On the second name line, print the name of the maker, donor or testator or the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.). In the blank after "Under Agreement Dated," fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.

(See Reverse Side for Stock Order Form Instructions)

QuickLinks

REVOCABLE PROXY
CERTIFICATION FORM (This Certification Form Must Be Signed In Addition to the Stock Order Form)
ABINGTON COMMUNITY BANCORP, INC. Stock Order Form Instructions
ABINGTON COMMUNITY BANCORP, INC. Stock Ownership Guide